Exhibit 5.1

August 24, 2023

ToughBuilt Industries, Inc.

8669 Research Drive
Irvine, CA 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on August 24,  2023, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of an aggregate of 21,877,017 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), consisting of (i) 21,239,822 shares of Common Stock (the “Selling Stockholder Warrant Shares”) issuable upon the exercise of common stock purchase warrants (the “Selling Stockholder Warrants”) on behalf of the selling stockholders named in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”); and (ii) of 637,195 shares of Common Stock (the “Placement Agent Warrant Shares,” and together with the Selling Stockholder Warrant Shares, the “Warrant Shares”), issuable upon the exercise of common stock purchase warrants (the “Placement Agent Warrants,” and together with the Selling Stockholder Warrants, the “Warrants”) issued to the placement agent in connection with the offering of the Selling Stockholder Warrants. This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Articles of Incorporation, as amended, and the Bylaws of the Company, board resolutions, the Selling Stockholder Warrants, the Placement Agent Warrants, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Warrants are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
(ii)	the Warrant Shares, when issued upon the exercise of the Warrants against payment therefor as set forth in the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Nevada Revised Statutes (the “NRS”) and the reported judicial decisions interpreting the provisions of the NRS, and the laws of the state of New York. We express no opinion as to the effect of the law of any other jurisdiction.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the use of this opinion letter as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, and in the prospectus forming a part thereof. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP